UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2010

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 28, 2010, SRA International, Inc. (the “Company”) and Stanton D. Sloane, the Company’s President and Chief Executive Officer (“Dr. Sloane”) entered into a new employment agreement (the “Agreement”), effective April 2, 2010. The term of Dr. Sloane’s employment under the Agreement is three years, commencing April 2, 2010 and continuing through and including April 1, 2013. Unless otherwise agreed upon in writing at least 90 days prior to the expiration of such employment term, Dr. Sloane’s employment shall automatically be extended for an additional year.

Under the terms of the Agreement, Dr. Sloane will continue to serve as President and Chief Executive Officer and will receive an annual base salary of $680,000. In addition, the Company may, in its sole discretion, pay Dr. Sloane a target annual bonus of up to one hundred percent (100%) of his annual salary, with the amount of the bonus (if any) being determined based upon the achievement of company and individual goals set by the Compensation & Personnel Committee of the Board of Directors (the “Board”) and otherwise subject to the terms and conditions of the Company’s Cash Incentive Plan, as such plan may be modified from time to time in the sole discretion of the Compensation & Personnel Committee. Dr. Sloane is eligible for annual equity grants by the Board in its sole discretion, and is entitled to participate in all employee benefit programs that other executives of the Company are entitled to participate.

If a “Change in Control” event (as such term is defined in the Agreement) occurs that results in Dr. Sloane not being offered the position of President and Chief Executive Officer of the resulting/purchasing entity or the resulting/purchasing entity’s ultimate parent company, all of his non-qualified stock options and restricted stock shares will vest as of the effective date of the Change in Control. If Dr. Sloane’s employment is terminated by the Company without “Cause” (as such term is defined in the Agreement) ) or Dr. Sloane terminates his employment for “Good Reason” (as such term is defined in the Agreement), he will receive a lump sum cash severance payment consisting of his annual base salary and his target annual bonus, plus a prorated annual bonus for the year of termination based on projected performance as determined by the Board (in its sole discretion). Dr Sloane will also receive a monthly amount, for up to eighteen months (or until Dr. Sloane becomes entitled to coverage with a subsequent employer), equal to the cost of COBRA premiums (based on Dr. Sloane’s level of health, vision and dental insurance coverages as of the termination date and current insurance rates therefor).

The Agreement contains: (i) a nondisclosure provision regarding the protection of proprietary Company information for the duration of Dr. Sloane’s employment and after the termination of his employment with the Company for any reason; (ii) a one-year non-competition provision; and (iii) a two-year non-solicitation and non-disparagement provision.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

10.1	Employment Agreement, by and between Stanton D. Sloane and the Company, dated May 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: June 1, 2010	/S/ MARK D. SCHULTZ
Mark D. Schultz
Senior Vice President & General Counsel

Exhibit Index

Exhibit Number	Exhibit

10.1	Employment Agreement, by and between Stanton D. Sloane and the Company, dated May 28, 2010.